UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 5, 2020

MaxLinear, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34666	14-1896129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5966 La Place Court, Suite 100, Carlsbad, California 92008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 692-0711

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	MXL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 5, 2020, MaxLinear, Inc. (“MaxLinear”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Intel Corporation (“Intel”), pursuant to which MaxLinear and its wholly owned subsidiary in Singapore have agreed to acquire Intel’s Home Gateway Platform Division (the “Home Gateway Platform Division”) and related assets (the “Transferred Assets”) for a purchase price of $150,000,000 in cash payable at the closing of the transaction (the “Acquisition”). Pursuant to the Purchase Agreement, Intel will retain, and will be obligated to indemnify MaxLinear for, certain liabilities, including but not limited to those relating to the Home Gateway Platform Division for pre-closing taxes and specified employment matters, and MaxLinear will assume, and has agreed to indemnify Intel for, certain liabilities, including but not limited to those relating to the Home Gateway Platform Division and the Transferred Assets for certain pre-closing and post-closing actions, events and periods (including certain product-related liabilities for products sold prior to the closing of the Acquisition up to a $25,000,000 cap), and specified employment matters. The board of directors of MaxLinear has approved the Purchase Agreement and the transactions contemplated thereby.

The Purchase Agreement includes customary representations, warranties and covenants. Certain covenants (i) require each of the parties to use reasonable best efforts to cause the closing of the transactions contemplated by the Purchase Agreement (the “Closing”) to be consummated, including with regard to receiving approval (or expiration of the waiting period) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR”) and (ii) restrict Intel’s ability to operate the business during the period prior to closing. To limit its risks with respect to the representation and warranties of Intel, MaxLinear is obtaining a representation and warranty insurance policy (the “RWI Policy”) with a policy retention (or deductible) of $1,500,000 (the “Retention”) and an aggregate coverage limit of $30,000,000. The RWI Policy provides coverage for claims related to breaches of (i) general representations and warranties for three years and (ii) fundamental representations and warranties for six years.

MaxLinear plans to finance the Acquisition with approximately $10,000,000 of cash from MaxLinear’s balance sheet and approximately $140,000,000  of new debt. In connection with the Purchase Agreement, MaxLinear entered into a debt commitment letter (the “Commitment Letter”), dated as of April 5, 2020, with MUFG Union Bank, N.A. (“MUFG”), Wells Fargo Bank, N.A. (“WF Bank” and, together with MUFG, the “Initial Lenders”), and Wells Fargo Securities, LLC (“WF Securities”) pursuant to which the Initial Lenders have committed to provide a secured term loan facility in an aggregate principal amount of up to $140,000,000 (the “Debt Financing”). The Debt Financing is available (i) to finance the Acquisition and (ii) to pay fees and expenses incurred in connection therewith. Under the terms of the Commitment Letter, MUFG and WF Securities will act as joint lead arrangers and joint bookrunners in connection with the Debt Financing. The funding of the Debt Financing provided for in the Commitment Letter is contingent on the satisfaction of customary conditions, including, among other things, (i) the execution and delivery of definitive documentation in accordance with the terms sets forth in the Commitment Letter and (ii) the consummation of the Acquisition in accordance with the terms of the Purchase Agreement. The definitive documentation governing the Debt Financing has not been finalized, and, accordingly, the actual terms may differ from the description of such terms in the Commitment Letter. The foregoing description of the Commitment Letter and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the Commitment Letter, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and the terms of which are incorporated herein by reference.

The consummation of the Closing is not subject to a financing condition but is subject to customary conditions to closing, including the receipt of HSR approval. In addition, as required by local law in certain jurisdictions, Intel will initiate consultations on the proposed transaction with its relevant works councils, trade unions and other employee organizations. Either party may terminate the Purchase Agreement, subject to certain exceptions, (i) if the Closing has not occurred by December 5, 2020 (the “Outside Date”) or (ii) if a legal restraint would prevent the consummation of the Closing.

The foregoing is a summary of the terms of the Purchase Agreement and does not purport to include all of the terms of the Purchase Agreement. The summary of the Purchase Agreement is subject to, and qualified in its entirety by, the full text of the Purchase Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

In connection with the transaction, MaxLinear and Intel have agreed to enter as of the Closing certain other ancillary agreements, including (i) an intellectual property matters agreement, pursuant to which Intel will grant to MaxLinear a license to certain intellectual property rights for use by MaxLinear in connection with the acquired assets and MaxLinear will grant back to Intel a license to the intellectual property rights in the acquired assets, (ii) a sole source supply agreement, pursuant to which Intel will manufacture and fabricate certain products for MaxLinear that are part of the acquired assets, (iii) an ethernet network controller services agreement, pursuant to which MaxLinear will provide Intel with certain development services with respect to certain Intel ethernet network controller products, and (iv) a transition services agreement, pursuant to which Intel will provide certain services on a transitional basis for up to a 12-month period after the Closing, the scope of which includes services relating to real estate and facilities, information technology, and supply chain, procurement, sales operations, and engineering support.

On April 6, 2016, MaxLinear issued a press release announcing that it had entered into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated April 5, 2020, by and among Intel Corporation, MaxLinear, Inc., and MaxLinear Asia Singapore Private Limited.
10.1	Commitment Letter, dated as of April 5, 2020, by and among MaxLinear, Inc., MUFG Union Bank, N.A., Wells Fargo Bank, N.A., and Wells Fargo Securities, LLC.
99.1	Press Release, dated April 6, 2020 of MaxLinear, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MaxLinear, Inc.

By:	/s/ Steven Litchfield
Steven Litchfield
Chief Financial Officer and Chief Corporate Strategy Officer

Date: April 6, 2020

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated April 5, 2020, by and among Intel Corporation, MaxLinear, Inc., and MaxLinear Asia Singapore Private Limited.
10.1	Commitment Letter, dated as of April 5, 2020, by and among MaxLinear, Inc., MUFG Union Bank, N.A., Wells Fargo Bank, N.A., and Wells Fargo Securities, LLC.
99.1	Press Release, dated April 6, 2020 of MaxLinear, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)